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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-68808, 333-57984, 333-79821, 333-70549, 333-37873, 333-17263, 33-57364,
333-4522, 33-70852, 33-78822, 33-98742, 333-43971, and 333-119956 of Compuware
Corporation on Form S-8 of our reports dated June 7, 2005, relating to the financial statements and financial statement schedule of Compuware Corporation and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 2005.

DELOITTE & TOUCHE LLP
June 7, 2005
Detroit, Michigan